EXHIBIT 23.1

The Board of Directors

NewStar Media Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP


Los Angeles, California

November 24, 1998